EXHIBIT 5.1

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

August 9, 2004

Closure Medical Corporation

5250 Greens Dairy Road

Raleigh, NC 27616

Re:	Closure Medical Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Closure Medical Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, issuable under the Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and the exhibits thereto, including the Plan, and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Closure Medical Corporation

August 9, 2004

Based on the foregoing, it is our opinion that the Shares will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP